Exhibit 10.1

MEMORANDUM OF UNDERSTANDING (MOU)

BETWEEN:

Star Alliance International Corp. (OTC: STAL) (Hereinafter referred to as "STAR") 2900 West Sahara, #800, Las Vegas, NV 89102

AND

IDC Energy, LLC (“IDC”)

BACKGROUND:

1.	STAL is a publicly listed Gold Mining Company with substantial Gold Reserves and mining technology.

2.	IDC is a company that owns the annual renewable lease (mining claim number is NMC 1021477) on a property in Mesquite, Nevada, known as the Lucky Linda Mine.

PURPOSE:

This Memorandum of Understanding (“MOU”) outlines the mutual intentions of STAR and IDC to agree, in principal, for STAR to acquire IDC’s lease on the Lucky Linda Mine under the following terms and conditions:

PURCHASE OF LUCKY LINDA MINE:

1/. Star has made an offer to purchase the lease and all the rights associated with that lease from IDC for a total price of $12,500,000.

2/. STAR will pay $2,500,000 as an initial payment with the balance to be agreed at the time of the finalization of definitive documents.

3/. IDC has agreed to assign the lease to STAR upon receipt of the first $2,500,000.

4/. STAR has confirmed that it will mine the property using its Genesis gold extraction system.

5/. Both parties understand that this MOU is not binding upon either party, at this time, but is the basis for a definitive agreement.

6/. During the term of this MOU, IDC agrees to give STAR first right of refusal in the event that any other party makes an offer for the lease, as long as STAR meets the terms offered by the other party.

Governing Law:

This MOU will be governed by and construed in accordance with the laws of Nevada.

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Termination:

This MOU will be in place until December 31, 2023, Either party can terminate this agreement with 15 days notice to the other party.

Entire Agreement:

This MOU constitutes the entire agreement between STAL and IDC and supersedes all prior agreements and understandings, whether written or oral.

This agreement is dated November 21, 2023.

Acceptance:

For Star Alliance International Corp.

/s/ Richard Carey

Richard Carey

Chairman and President

For IDC Energy, LLC

/s/ Rosalyn Colodny

Ms. Rosalyn Colodny

Manager

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